Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated February 14, 2019 (including amendments thereto) with respect to the Common Stock of RadNet, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 14, 2019

Moab Partners, L.P.

	By	Moab Capital Partners, LLC, its Investment Adviser

	By:	/s/ Michael M. Rothenberg
		Name:	Michael M. Rothenberg
		Title:	Managing Member

Moab Capital Partners, LLC

By:	/s/ Michael M. Rothenberg
	Name:	Michael M. Rothenberg
	Title:	Managing Member

Moab PRIVATE INVESTMENTS, LP

By	Moab PI GP, LLC, its General Partner

By:	/s/ Michael M. Rothenberg
	Name:	Michael M. Rothenberg
	Title:	Managing Member

Moab PI GP, LLC

By:	/s/ Michael M. Rothenberg
	Name:	Michael M. Rothenberg
	Title:	Managing Member

/s/ Michael M. Rothenberg
Michael M. Rothenberg